--------------------------------------------------------------------------------
       MICHIGAN DEPARTMENT OF COMMERCE - CORPORATION AND SECURITIES BUREAU

--------------------------------------------------------------------------------
Date Received                                      (FOR BUREAU USE ONLY)
  SEP 23 1996

----------------------------------------------------          FILED
                                                           SEP 23 1996

----------------------------------------------------      Administrator
   PH. 517-663-2525   Ref #64806
                                                  MI DEPARTMENT OF CONSUMER &
   Attn:  Cheryl J. Bixby        -----------      INDUSTRY SERVICES CORPORATION,
   MICHIGAN RUNNER SERVICE                        SECURITIES & LAND DEVELOPMENT
   P.O. Box 266                  -----------                 BUREAU
   Eaton Rapids, MI  48827-0266   Zip Code        EFFECTIVE DATE:

--------------------------------------------------------------------------------
^Document will be returned to the name and address you enter above ^

                                                -----------------------------
                                                  4   2   0   -   9   4   0
                                                -----------------------------

                            ARTICLES OF INCORPORATION
                     For use by Domestic Profit Corporations
           (Please read information and instructions on the last page)


Pursuant to the provisions of Act 284, Public Acts of 1972, the undersigned corporation executes the following Articles:


ARTICLE I

--------------------------------------------------------------------------------
The name of the corporation is:

Quest Diagnostics Incorporated

--------------------------------------------------------------------------------
ARTICLE II

--------------------------------------------------------------------------------
The purpose or purposes for which the corporation is formed is to engage in any activity within the purposes for which corporations may be formed under the Business Corporation Act of Michigan.

The purpose or purposes for which the corporation is formed is to engage in any activity within the purposes for which corporations may be formed under the Business Corporation Act of Michigan.

--------------------------------------------------------------------------------
ARTICLE III

--------------------------------------------------------------------------------
The total authorized shares:
1.  Common Shares    1,000

    Preferred Shares

2. A statement of all or any of the relative rights, preferences, and limitations of the shares of each class is as follows:

--------------------------------------------------------------------------------

(MICH. - 179 - 12/16/93)CT System

ARTICLE IV

--------------------------------------------------------------------------------
1.  The address of the registered office is:

    30600 Telegraph Road,
    Bingham Farms, Michigan   48025

2.  The mailing address of the registered office, if different than above:

3.  The name of the resident agent at the registered office is:

    THE CORPORATION COMPANY

--------------------------------------------------------------------------------

ARTICLE V

--------------------------------------------------------------------------------
    Name                                    Residence or Business Address

Cynthia Montalvo                       1633 Broadway, New York, New York  10019
--------------------------------------------------------------------------------

Kim Wasilewski                         1633 Broadway, New York, New York  10019
--------------------------------------------------------------------------------

Timothy E. Carlson                     1633 Broadway, New York, New York  10019
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
ARTICLE VI (Optional.  Delete if not applicable)

--------------------------------------------------------------------------------




--------------------------------------------------------------------------------
ARTICLE VII (Optional.  Delete if not applicable)

--------------------------------------------------------------------------------




--------------------------------------------------------------------------------


(MICH. - 179 - 12/16/93)CT System

Use  space  below  for  additional  Articles  or for  continuation  of  previous
Articles.   Please  identify  any  Article  being  continued  or  added.  Attach additional pages if needed.







I, (We), the incorporator(s) sign my (our) name(s) this 19th day of September, 1996.

/s/ Cynthia Montalvo                       /s/ Kim Wasilewski
Cynthia Montalvo                           Kim Wasilewski


/s/ Timothy E. Carlson
Timothy E. Carlson

(MICH. - 179 - 12/16/93)CT System

                                                        ------------------------
        Prescribed by                    05626 - 0733    Approved
        Bob Taft, Secretary of State
        30 East Broad Street, 14th Floor                 Date
        Columbus, Ohio  43266-0418
        Form FLF (August 1992)                           Fee
                                                        ------------------------
                                                               96093004801

                  FOREIGN CORPORATION APPLICATION FOR LICENSE

1.   The name of the corporation is Quest Diagnostics Incorporated

2.   The application is made to secure a |X| permanent |_| temporary license.

3. The corporation was incorporated on: September 23, 1996 under the laws of the state of: Michigan.

4. The corporation's principal office is located at: One Malcolm Avenue, Teterboro, New Jersey 07608

5.   The corporation's principal office within Ohio is to be located in:
     Youngstown in Mahoning County, Ohio 44513

6. The corporation hereby appoints the following as its statutory agent upon whom process against the corporation may be served in the state of Ohio. The name and complete address of the statutory agent is: (SEE INSTRUCTION NO. 4 ON SECOND PAGE)

           CT Corporation System
           441 Vine Street
           Cincinnati, Ohio      45202

7. The corporation irrevocably consents to service of process on the statutory agent listed above as long as the authority of the agent continues, and to service of process upon the SECRETARY OF STATE IF:

       (a) the agent cannot be found, or
       (b) the corporation fails to designate another agent when required to do so, or
       (c) the corporation's license to do business in Ohio expires or is cancelled.

8.   The corporation will exercise the following corporate purpose(s) in Ohio:
     (Please provide a brief but specific description; a general purpose clause is not sufficient.)

           Clinical and anatomical laboratory testing services

9. Has the corporation obtained a license to transact business in Ohio at any time in the past?

     |_|yes |X|no.

10.  The date on which the corporation began transacting business in Ohio:

     |_|   Date
                              OR
     |X|   will begin business upon approval of application.

11. Is this application being made to enable the corporation to prosecute or defend a legal action?

     |_|yes |X| no.  (SEE INSTRUCTION NO. 5 ON SECOND PAGE)

12. The corporation has currently authorized 1,000 shares of stock and has issued 1 share.

(OHIO - 1931 - 10/9/92)

   STATE OF   New Jersey
                          ss:
   COUNTY OF    Bergen


I, Leo C. Farrenkopf, Jr., being duly sworn, state that I am the

|_|  President
|_|  Vice President
|X|  Secretary
|_| Treasurer of Quest Diagnostics Incorporated and that the foregoing statements are true and correct to the best of my knowledge and belief.



                                          /s/ Leo C. Farrenkopf

SWORN TO AND SUBSCRIBED IN MY PRESENCE
THIS  23rd  DAY OF  September, 1996.

                                          /s/ Elsie M. Barnd
                                              Elsie Barnd


                            My commission expires   June 1, 1998

NOTARY SEAL
                                            ELSIE M. BARND
                                      NOTARY PUBLIC OF NEW JERSEY
                                  MY COMMISSION EXPIRES JUNE 1, 1998


                                  INSTRUCTIONS

1. This application must be accompanied by an original certificate of good standing from the state in which the applicant is incorporated, dated not more than 60 days prior to the filing of the application. (O.R.C. 1703.04(A))

2. The filing fee for a permanent license is $75.00 and for a temporary license is $125.00. (O.R.C. 1703.04 (C), 1703.13)

3. The application must be signed by the president, vice-president, secretary or treasurer of the corporation and must be notarized. (O.R.C. 1703.041)

4. In item 6, the agent for service of process may be (a) a natural person who is a resident of Ohio, or (b) an Ohio corporation or a foreign corporation licensed in Ohio which is explicitly authorized by its articles to act as statutory agent and which has a business address in Ohio. (O.R.C. 1703.041)

5. No foreign corporation which previously should have obtained a license to do business in Ohio shall maintain any action in any court until it has obtained such a license. Before the corporation shall maintain such action on any cause of action arising at the time when it was not licensed to transact business in this state, it shall pay to the Secretary of State a forfeiture of two hundred fifty dollars with this license application. (O.R.C. 1703.29) It is only under these circumstances that question no. 11 should be answered "yes". Under all other circumstances the answer to this question should be "no".

NOTE: Foreign corporations doing business in Ohio must file each year with the Secretary of State an Annual Statement of Proportion of Capital Stock (Form 7), showing activity in Ohio during the preceding calendar or fiscal year. This report is due March 31st, unless an extension has been requested in writing and has been granted. (O.R.C. 1703.07).

     The report is separate and distinct from the Ohio Franchise Tax Report.

     If the corporation has been doing business in Ohio prior to the date of licensing, it must submit a Form 7 for each of the years of unlicensed operation in Ohio, together with a certificate from the Ohio Department of Taxation showing that all applicable Franchise Taxes have been paid. For information on this certificate (D-4), call the Department of Taxation at 614-433-7636.


(OHIO - 1931)